Exhibit 99.1

Chimera Investment Corporation Declares First Quarter 2023 Common Stock Dividend, Announces Preliminary Financial Results for Fourth Quarter 2022 and Provides Update on Book Value for January 2023

NEW YORK--(BUSINESS WIRE)--February 2, 2023--Chimera Investment Corporation (NYSE: CIM) (the "Company") declared today its first quarter 2023 common stock dividend, announced preliminary financial results for the fourth quarter 2022, and provided an update on book value in January 2023.

Common Stock Dividend Announcement

  The Board of Directors announced the declaration of its first quarter 2023 cash dividend of $0.23 per share of common stock. The dividend is payable April 27, 2023 to shareholders of record on March 31, 2023. The ex-dividend date is March 30, 2023.

Quarterly Estimates

  Book value was estimated to be between $7.45 and $7.50 per common share as of December 31, 2022, after deducting for fourth quarter 2022 common and preferred dividends as declared
  GAAP net income was estimated to be between $0.32 and $0.35 per diluted common share
  Earnings Available for Distribution1 in the fourth quarter of approximately $0.11 per diluted common share and $0.16 per diluted common share after excluding a one-time severance expense related to the separation of our former CEO
  GAAP debt-to-equity ratio was estimated to be 3.5x and recourse leverage ratio was estimated to be 1.3x as of December 31, 2022

January Estimated Book Value

  The Company estimates quarter-to-date book value increase of approximately 5-7% through January 31, 2023

Post Year-End Update

  Post quarter-end the Company has:
    Committed to purchase approximately $700 million of residential mortgage loans, which is expected to be accretive to future earnings
    Collapsed CIM Trust 2020-R4, CIM Trust 2020-NR1, CIM Trust 2018-R5, and CIM Trust 2018-R6 and issued CIM Trust 2023-R1 and CIM Trust 2023-NR1 reducing recourse borrowing amount by approximately $139 million and releasing approximately $90 million in equity

The Company’s financial statement closing and review procedures for the quarter ended December 31, 2022 are not yet complete and, as a result, the financial information set forth above reflects the Company’s preliminary estimate with respect to such information, based on information currently available to management, and may vary from the Company’s actual financial results as of and for the quarter ended December 31, 2022. Further, this preliminary financial information is not a comprehensive statement or estimate of the Company’s financial results or financial condition as of and for the quarter ended December 31, 2022. This preliminary estimate should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP and they are not necessarily indicative of the results to be achieved in any future period. Accordingly, you should not place undue reliance on these preliminary estimates.

This preliminary estimate, which is the responsibility of the Company’s management, was prepared by the Company’s management and is based upon a number of assumptions. Additional items that may require adjustments to this preliminary estimate may be identified and could result in material changes to this preliminary estimate. Preliminary estimates of results are inherently uncertain and we undertake no obligation to update this information. See “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 (and subsequent filings we make with the Securities and Exchange Commission) for a discussion of factors that could impact the Company’s actual results of operations. Ernst & Young LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information. Accordingly, Ernst & Young LLP, does not express an opinion or provide any form of assurance with respect thereto.

As previously disclosed, the Company plans to release its financial results for the fourth quarter and full year ended December 31, 2022 on Wednesday, February 15, 2023 prior to 7:00 a.m. EDT. The Company will conduct a conference call and audio webcast to discuss the results on Wednesday, February 15, 2023 at 8:30 a.m. EDT. Please visit the Company’s website at https://www.chimerareit.com/websites/chimera/English/5200/events.html for complete information on accessibility to the conference call and audio webcast. This call will also be webcast on our website and can be found in the News and Events section.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes”, “anticipates”, “expects”, “may”, “will”, “would,” “should”, “estimates”, “could”, “intends”, “plans” or other similar expressions are forward-looking statements, including the Company’s preliminary financial results for the quarter ended December 31, 2022 and its estimates for certain financial information post year-end. These forward-looking statements are based on the Company’s current assumptions, expectations and beliefs and are subject to numerous risks, including, among other things, those set forth under the caption “Risk Factors” in the Company’s most recent filings with the Securities and Exchange Commission, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release.

Further information on these and other factors that could affect the Company’s financial results and the forward-looking statements in this press release is included in the Company’s filings with the Securities and Exchange Commission, including, among others, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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1 Earnings available for distribution is a non-GAAP measure and is defined as GAAP net income excluding unrealized gains or losses on financial instruments carried at fair value with changes in fair value recorded in earnings, realized gains or losses on the sales of investments, gains or losses on the extinguishment of debt, interest expense on long term debt, changes in the provision for credit losses, other gains or losses on equity investments, and transaction expenses incurred. In addition, stock compensation expense charges incurred on awards to retirement eligible employees is reflected as an expense over a vesting period (36 months) rather than reported as an immediate expense. As defined, Earnings available for distribution is the Economic net interest income, net interest income adjusted primarily by periodic cost of interest rate swaps, reduced by compensation and benefits expenses (adjusted for awards to retirement eligible employees), general and administrative expenses, servicing and asset manager fees, income tax benefits or expenses incurred during the period, as well as the preferred dividend charges. We view Earnings available for distribution as a consistent measure of our investment portfolio's ability to generate income for distribution to common stockholders. Earnings available for distribution is one of the metrics, but not the exclusive metric, that our Board of Directors uses to determine the amount, if any, of dividends on our common stock.

Contacts

Investor Relations
888-895-6557
www.chimerareit.com